EXHIBIT 1.1

                                  COMM 2006-C8
                  Commercial Mortgage Pass-Through Certificates

                             UNDERWRITING AGREEMENT

                                                               December 13, 2006

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Banc of America Securities LLC
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina  28255

Barclays Capital Inc.
200 Park Avenue, 4th Floor
New York, New York 10166

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to Deutsche Bank Securities Inc. ("DBS"), Banc of America Securities LLC ("BAS"), Barclays Capital Inc. ("BCI") and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and, collectively with DBS, BAS and BCI, the "Underwriters") its COMM 2006-C8, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G (the "Offered Certificates"). The Offered Certificates, together with the Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, evidence the entire beneficial ownership interest in the assets of the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool of mortgage loans secured by first liens on commercial, multifamily and manufactured housing properties (the "Mortgage Loans"), that will have, as of the earlier of December 1, 2006, or the date of origination of each Mortgage Loan (such date, the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received, an aggregate principal balance of $3,775,704,017, subject to a variance of plus or minus 5%. The Mortgage Loans will be acquired by the Company from German American Capital Corporation ("GACC"), Barclays Capital Real Estate Inc. ("BCRE"), Bank of America, National Association ("BANA") and General Electric Capital Corporation ("GECC," and together with GACC, BCRE and BANA, the "Loan Sellers") in exchange for immediately available funds pursuant to four separate mortgage loan purchase and sale agreements, each to be dated as of December 21, 2006, between the Company and GACC, BANA, GECC and BCRE, respectively. Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Trust Fund is to be created and the Offered Certificates are to be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of December 1, 2006, by and among the Company, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent. The Mortgage Loans will be primary serviced by BANA (with respect to certain Mortgage Loans sold by BCRE and BANA) (the "Primary Servicer" and together with the Trustee, the Master Servicer and the Special Servicer, each a "Transaction Party" and collectively the "Transaction Parties"). Capitalized terms used herein but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

            1. Representations and Warranties The Company represents and warrants to, and agrees with, the Underwriters that: (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-130390) on Form S-3 for registration under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates, including the Offered Certificates, which registration statement has become effective, and copies of which, as amended to the date hereof, have heretofore been delivered to you. Such registration statement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement, dated December 18, 2006, to the prospectus, dated October 9, 2006, relating to the Offered Certificates and the method of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates set forth therein. Such registration statement, including the exhibits thereto and any information incorporated therein by reference, as amended on the date hereof is hereinafter called the "Registration Statement"; such prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Base Prospectus"; such supplement to the Base Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 of the Act, is hereinafter called the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus". The Company shall make a good faith and reasonable effort to file the Prospectus within the time required under Rule 424 of the Act and, in the event that the Company fails to timely file the Prospectus, the Company shall file the Prospectus as soon as practicable thereafter. The Company will not, without your prior consent, file any other amendment to the Registration Statement or make any change in the Base Prospectus or the Prospectus Supplement until after the period during which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act (the "Prospectus Delivery Period"). The Company will file with the Commission within fifteen days of the issuance of the Offered Certificates a report on Form 8-K setting forth specific information concerning the Offered Certificates (the "Form 8-K").

            (b) As of or prior to the time when sales to purchasers of the Offered Certificates were first made in accordance with Rule 159 of the Act, which was approximately 11:46 a.m. (New York City time) on the date hereof (the "Time of Sale"), the Company had prepared and filed with the Commission the following information: (i) the Free Writing Prospectus (as defined below), dated December 4, 2006, the first page of which is attached hereto as Exhibit A, (the "Preliminary FWP"); (ii) the Free Writing Prospectus, dated December 8, 2006, the first page of which is attached hereto as Exhibit B (a "Revised FWP"); (iii) the Free Writing Prospectus, dated December 12, 2006, the first page of which is attached hereto as Exhibit C; (vi) the Free Writing Prospectus, dated December 13, 2006, the first page of which is attached hereto as Exhibit D; and the Free Writing Prospectus, dated December 13, 2006, the first page of which is attached hereto as Exhibit E (a "Revised FWP", and collectively, the "Revised FWPs"). The Preliminary FWP, the Revised FWPs and any additional Disclosure Information (as defined below) delivered to the investors prior to the Time of Sale is collectively referred to as the "Time of Sale Information." If, subsequent to the date of this Agreement, the Company or the Underwriters determine that, as to the investors in one or more Classes of the Offered Certificates, such initial Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in such Classes of the Offered Certificates, then "Time of Sale Information" shall refer to all of the information conveyed to investors at the time of entry into the new purchase contract (each, a "Subsequent Time of Sale"), including any information that corrects such material misstatements or omissions ("Corrective Information"). The Preliminary FWP and the Revised FWPs are the only Issuer Free Writing Prospectuses (as defined below) prepared by or on behalf of the Company as of the date hereof.

            (c) As of the date hereof, when the Registration Statement became effective, as of the Time of Sale, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, at the time of any Subsequent Time of Sale, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus Supplement is filed with the Commission, and on the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies and will comply in all material respects with the applicable requirements of the Act and the rules thereunder, (ii) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain an untrue statement of a material fact and did not, does not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the initial Time of Sale Information did not (when evaluated as of the Time of Sale only), and the Time of Sale Information existing at any Subsequent Time of Sale, if any, will not, as of such Subsequent Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the Underwriter Supplied Information (as defined in Section 8(b) hereof), (B) the Loan Sellers' Information (as defined in Section 8(a) hereof) or (C) the Transaction Party Information (as defined in Section 8(a) hereof). Any Issuer Information (as defined below) provided by the Company to any Underwriter as of the date hereof for inclusion in an Underwriter Free Writing Prospectus (as defined below), did not, as of the date that such Issuer Information was so provided, and does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall not be in breach of this representation if the Company provided Issuer Information to the Underwriters, correcting such untrue statement or omission of a material fact contained in previously delivered Issuer Information, so long as the Company delivered the corrected information to the Underwriter at a reasonable time prior to the date hereof.

            (d) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, and is conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

            (e) The Company has not received and is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (f) On or prior to the Closing Date, the Company will have entered into the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements; this Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or similar laws affecting the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement that purport to provide indemnification from securities law liabilities.

            (g) The Offered Certificates and the Pooling and Servicing
Agreement: (i) conform in all material respects to the descriptions thereof contained in each of (A) the Prospectus, (B) the initial Time of Sale Information and (C) any Issuer Information (as may have been revised and corrected if such revised or corrected information was delivered a reasonable time prior to the Time of Sale) delivered to any Underwriter for inclusion in an Underwriter Free Writing Prospectus; and (ii) will conform in all material respects to the descriptions thereof in the Time of Sale Information (as constituted at any Subsequent Time of Sale). The Offered Certificates have been duly and validly authorized by the Company, and will, when duly and validly executed and authenticated by the Trustee and delivered to and paid for by the Underwriters in accordance with this Agreement and the Pooling and Servicing Agreement, be validly outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

            (h) As of the Closing Date, the representations and warranties of the Company set forth in Section 2.03 of the Pooling and Servicing Agreement will be true and correct.

            (i) Neither the issuance and sale of the Offered Certificates, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of any of the terms of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or this Agreement, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Company to perform its obligations under each of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement.

            (j) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Offered Certificates, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Offered Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

            (k) There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

            (l) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement (other than income taxes, franchise taxes and recording and filing fees) and the execution, delivery and sale of the Offered Certificates have been or will be paid on or prior to the Closing Date.

            (m) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance of any other person, except for any retained servicing.

            (n) No authorization, approval or consent of or filing or registration with, any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder or the execution, delivery or performance by the Company of the Pooling and Servicing Agreement or this Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

            (o) The Company is not, and the issuance and sale of the Offered Certificates in the manner contemplated by the Prospectus will not cause the Company or the Trust Fund to be, subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (p) Upon delivery to the Underwriters of the Offered Certificates pursuant to this Agreement, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free and clear of liens granted by or imposed upon the Company.

            (q) The consideration received by the Company upon the sale of the Offered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Offered Certificates.

            (r) The Company (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters and (ii) is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company.

            (s) The transfer of the Mortgage Loans to the Trust and the sale of the Offered Certificates to each of the Underwriters, at the Closing Date, will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

            (t) The Company possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (u) the Company is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

            2. Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees severally, and not jointly, to purchase from the Company the principal or notional amount of each class of Offered Certificates under its name at the Purchase Price set forth in Schedule I hereto.

            3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made on the date, location and time of delivery set forth in Schedule I hereto, or such later date as DBS and BAS shall designate, which date and time may be postponed by agreement between the Underwriters and the Company (such date, location and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof in immediately available funds. Delivery of such Offered Certificates shall be made through the facilities of the depository or depositories set forth on Schedule I hereto. Any Offered Certificates not in book-entry form shall be registered in such names and in such denominations as any Underwriter, as applicable, may request not less than three full business days in advance of the Closing Date.

            The Company agrees to have the Offered Certificates available for inspection, checking and packaging, as applicable, by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

            4. Offering by Underwriters.

            (a) It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus and the Underwriters agree that all such offers and sales by them shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Offered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Offered Certificates made by such Underwriter, as applicable, in and from the State of New York will be made only to institutional accredited investors within the meaning of Policy Statement 105.

            (b) Each Underwriter hereby represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Offered Certificates to the public in that Relevant Member State:

            (i) in (or in Germany, where the offer starts within) the period beginning on the date the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of publication;

            (ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this representation, the expression an "offer of the certificates to the public" in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (c) Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

            (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Company; and

            (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

            5. Agreements. The Company agrees with the several Underwriters that:

            (a) The Company will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement affecting the Offered Certificates or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object until after the period in which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be filed with the Commission in accordance with Rule 424 of the Act. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the rules under the Act, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

            (c) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, during the Prospectus Delivery Period, as many copies of the Base Prospectus and the Prospectus Supplement and any amendments and supplements thereto as the Underwriters may reasonably request. Prior to the date on which the Base Prospectus and the Prospectus Supplement are available, the Company will furnish to the Underwriters and counsel for the Underwriters, without charge as many copies of the Preliminary FWP and each Issuer Free Writing Prospectus as the Underwriters may reasonably request.

            (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualification in effect so long as required for the distribution of the Offered Certificates; provided, however, the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (e) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel and of counsel to the Underwriters, the fees and disbursements of accountants for the Company, the costs and expenses in connection with the qualification, or exemption from qualification, of the Offered Certificates under state securities or "blue sky" laws (including filing fees and reasonable fees and disbursements of counsel in connection therewith), the preparation of any blue sky survey, any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey, all fees and expenses incurred in connection with the registration and delivery of the Offered Certificates under the Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivery of copies thereof to the Underwriters and dealers, in the quantities specified above, all costs and expenses related to the transfer and delivery of the Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, the cost of printing the Offered Certificates, the upfront costs and charges of any transfer agent, registrar or depository, the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the Offered Certificates, the out-of-pocket expenses of each Underwriter incurred in connection with the purchase and sale of the Offered Certificates and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(e).

            (f) The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

            (g) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus or any materials used in a Road Show (as defined in Rule 433 of the Act) that are required to be retained by the Company pursuant to the Act, to the extent not filed with the Commission in accordance with Rule 433 under the Act.

            6. Conditions to the Obligations of the Underwriters. The respective rights and obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions with respect to the Offered
Certificates:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Prospectus Supplement shall have been filed with the Commission within the time period prescribed by the Commission.

            (b) The Company shall have delivered to you a certificate, dated the Closing Date, of any president or vice president of the Company to the effect that the signatory of such certificate has carefully examined the Registration Statement, the Time of Sale Information, this Agreement and the Prospectus and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, and (iv) nothing has come to his/her attention that would lead him/her to believe that the Time of Sale Information, as of the Time of Sale, or the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) a good standing certificate regarding the Company from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

            (d) an officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company, to the effect that each individual who, as an officer or representative of the Company, signed this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Mortgage Loan Purchase Agreements or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of the Company) of the organizational documents of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement, the Mortgage Loan Purchase Agreements and/or the Pooling and Servicing Agreement.

            (e) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Company, a favorable opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

            (f) The Underwriters shall have received from in-house counsel for the Company, a favorable opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

            Such opinion (a) may express counsel's reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement and (b) may be qualified as an opinion only on the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

            (g) The Underwriters shall have received from counsel for each of the Master Servicer, the Special Servicer and the Trustee a favorable opinion, dated the Closing Date, with respect to such matters as the Underwriters shall have reasonably requested and in form and substance satisfactory to counsel for the Underwriters, which will include an opinion as to the compliance of the disclosure with respect to each such party with the requirements of Regulation AB and that such disclosure does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein (in the case of any item comprising the Time of Sale Information, when read in connection with the other items comprising the Time of Sale Information delivered to investors in the Offered Certificates as of the applicable Time of
Sale), in light of the circumstances under which they were made, not misleading. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

            (h) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters.

            (i) The Underwriters shall have received from PricewaterhouseCoopers, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Preliminary FWP, the Revised FWPs and the Prospectus as the Underwriters may reasonably request and as are agreed to by PricewaterhouseCoopers, compared the results of their calculations to the corresponding items in the Preliminary FWP, the Revised FWPs and the Prospectus, and found each such number and percentage set forth in the Preliminary FWP, the Revised FWPs and the Prospectus to be in agreement with the results of such calculations.

            (j) The Offered Certificates listed on Schedule I hereto shall have been rated as indicated on such Schedule I by the rating agency or agencies indicated.

            (k) The Underwriters shall have received from counsel for each Loan Seller a favorable opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters.

            (l) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto and thereto, shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such additional information, opinions, certificates and documents as they may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, by telephone or by either telegraph or telecopier confirmed in writing.

            7. Reimbursement of Underwriters' Expenses. If the sale of any Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Offered Certificates.

            8. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls such Underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages, costs, expenses or liabilities, joint or several, to which any such indemnified party may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the Prospectus, the Diskette (as defined below) or any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in (x) any Issuer Free Writing Prospectus (as defined in Section 9(e)(i) hereof) or (y) any "issuer information" (as defined in Rule 433(h) under the Act) ("Issuer Information") or information concerning the Mortgage Loans provided to the Underwriters by the Company (solely to the extent such information is not Loan Seller Information) contained in (1) any Underwriter Free Writing Prospectus (as defined in Section 9(a) hereof) prepared by or on behalf of such Underwriter, or (2) any Free Writing Prospectus that is required to be filed pursuant to Section 9(e)(iii), Section 9(e)(iv) or Section 9(h) hereof (clauses (x) and (y) collectively, the "Issuer Disclosure Materials"), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein (when read in connection with the other initial Time of Sale Information or the other revised Time of Sale Information in connection with a Subsequent Time of Sale), in light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to above in this clause (ii) was not corrected by information subsequently supplied by the Company to such Underwriter a reasonable period of time prior to the sale to the applicable investor of the Offered Certificates (including without limitation a contract of sale). The Company shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against such loss, claim, damage, liability, or action. Notwithstanding the foregoing, (i) the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with (A) the Underwriter Supplied Information (as defined below), (B) information regarding the Mortgage Loans that is contained in the Loan Detail (as defined below) or, to the extent consistent therewith, the Diskette; (C) information regarding any Loan Seller, the Mortgage Loans sold by such Loan Seller to the Company or the related Mortgaged Properties to the extent such information is covered by the related Loan Seller in the indemnification agreement entered into between such Loan Seller, the Depositor and the Underwriters (the information in clauses (B) and (C) referred to herein as the "Loan Seller Information"); or (D) information regarding any Transaction Parties to the extent such information is covered by the related Transaction Party in the indemnification agreement entered into between such party, the Depositor and the Underwriters (such information, the "Transaction Party Information") and
(ii) such indemnity with respect to an untrue statement or omission of a material fact made in any Issuer Disclosure Materials that are part of the initial Time of Sale Information, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter or any officer or director of any Underwriter) asserting any such loss, claim, damage or liability based on a claim by a purchaser of the Offered Certificates, which are the subject thereof, if and to the extent that such loss, claim, damage or liability results from such person not receiving a copy of any subsequent Issuer Disclosure Materials correcting such untrue statement or omission of a material fact contained in any subsequent Issuer Disclosure Materials that are part of the Time of Sale Information so long as the Company delivered the corrected information to such Underwriter a reasonable time prior to the Time of Sale. This indemnity agreement will be in addition to any liability which the Company may otherwise have. "Loan Detail" shall mean the information set forth in Annex A-1 and Annex A-2 to the Prospectus Supplement. "Diskette" shall mean the information set forth on the diskette attached to the Prospectus.

            (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to (A) the Underwriter Supplied Information provided by or relating to such Underwriter, which was not corrected by a subsequent Underwriter Supplied Information supplied to the Company by such Underwriter prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale), or (B) any untrue statement or alleged untrue statement of any material fact contained in any Free Writing Prospectus described in Sections 9(g) and 9(h) or omission or alleged omission to state in any such Free Writing Prospectus material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by a subsequent Free Writing Prospectus supplied to the Company by such Underwriter prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale); provided that no Underwriter shall be obligated to so indemnify and hold harmless to the extent such losses, claims, damages, costs, expenses or liabilities arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission contained in or made in reliance on and in conformity with the Issuer Information, the Loan Sellers' Information or the Transaction Party Information or (B) any errors in the mathematical calculations reflected in such Free Writing Prospectus to the extent such errors arise out of or are based upon errors in such Loan Sellers' Information or the Transaction Party Information; provided, further, no Underwriter shall be liable for any losses, claims, damages, costs, expenses or liabilities arising out of or based upon any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) that arise out of or are based upon an error or omission in any Issuer Information supplied by the Company to the Underwriter, which error or omission in such Issuer Information was not corrected by information subsequently supplied by the Company to such Underwriter a reasonable period of time prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the second to last paragraph of the cover page and in the second paragraph and the first, third, fourth and fifth sentences of the fifth paragraph under the heading "Method of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Free Writing Prospectus furnished to the Company by any Underwriter) (the "Underwriter Supplied Information"). Any Free Writing Prospectus furnished to the Company by a particular Underwriter shall relate exclusively to and be the several responsibility of such Underwriter, as applicable, and no other.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under paragraph (a) or (b) of this Section 8, except to the extent that it has been materially prejudiced by such failure and, provided, further, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. Upon request of the indemnified party, the indemnifying party shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (which may be counsel representing the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (and one local counsel, if it deems it so necessary) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such written consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party, but only to the extent provided herein, from and against any loss, damage or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, or, if such settlement (i) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, without the consent of the indemnified party.

            (d) If the indemnification provided for in paragraph (a) or (b) of this Section 8 is applicable in accordance with its terms, but is unavailable or insufficient to hold harmless an indemnified party under such paragraph (a) or
(b) above, then in order to provide for just and equitable contribution, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, costs, expenses or liabilities referred to in such paragraph (a) or (b) above in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Offered Certificates or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, costs, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the issuance and sale of the Offered Certificates under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts or commissions received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any action or claim which is the subject of this subsection (d) subject to the limitations therein provided under subsection (c).

            Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act or the Exchange Act and each officer and director of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Act or the Exchange Act, each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

            Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts, commissions and other fees received by such Underwriter in connection with the offering of the Offered Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective amount of Offered Certificates they have purchased hereunder, and not joint.

            (e) Each Underwriter (the "Indemnifying Underwriter") will indemnify and hold harmless each of the other Underwriters their respective officers and directors, and each person, if any, who controls such Non-Indemnifying Underwriter within the meaning of either the Act or the Exchange Act (collectively, the "Non-Indemnifying Underwriters") against any and all losses, claims, damages, costs, expenses or liabilities, joint or several, to which any Non-Indemnifying Underwriter may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading at the time of sale to the applicable investor in the Offered Certificates (including without limitation a contract of sale) contained in any Free Writing Prospectus prepared by or on behalf of the Indemnifying Underwriter or (ii) the failure of the Indemnifying Underwriter or any member of its selling group to comply with any provision of Section 9 hereof, and will reimburse, as incurred, the Non-Indemnifying Underwriters for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, that the Indemnifying Underwriter shall not be liable under this paragraph (e) to any Non-Indemnifying Underwriter or any controlling person in respect thereof to the extent that the Non-Indemnifying Underwriters are entitled to indemnification or contribution for the subject loss, claim, damage, liability cost or expense by
(i) another party pursuant to any separate indemnification agreement entered into by a Loan Seller, a Master Servicer, the Special Servicer or the Trustee or
(ii) from the Company hereunder; provided, further, the indemnification provided by this Section 8(e) shall apply (solely with respect to DBS in the case of clause (1) below) notwithstanding the preceding proviso, to the extent that (1) such untrue statement of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related mortgagors and/or the related mortgaged properties set forth in the Loan Detail, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund by such indemnifying Underwriter or (2) the information provided by the related Loan Seller was not represented accurately in the Loan Detail, and consequently information based thereon was not represented accurately in the Time of Sale Information or the Prospectus.. This agreement will be in addition to any liability that any Underwriter may otherwise have.

            9. Offering Communications; Free Writing Prospectuses

            (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) is made in reliance on Rule 172 under the Act,
(iii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iv) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus"). Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), no Underwriter shall prepare, convey or deliver in connection with the initial offering of the Certificates any Free Writing Prospectus or "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material" and together with any Free Writing Prospectus "Disclosure Information"), in reliance upon Rules 167 and 426 under the Act other than materials provided to it by the Company, including Issuer Free Writing Prospectuses; provided that notwithstanding the foregoing, each Underwriter may use an Underwriter Free Writing Prospectus that does not include Issuer Information without obtaining the prior written consent of the Company.

            (b) Each Underwriter shall deliver to the Company:

            (i) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter or any affiliate thereof (each, an "Underwriter Free Writing Prospectus") that contains any Issuer Information by no later than one (1) business day prior to the date of first use thereof or such later date as may be agreed to by the Company,; and

            (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Offered Certificates by no later than the later of (A) the date such final terms have been established for all classes of the Offered Certificates or (B) the date of first use.

            Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) one (1) business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (B) the date of first use of such Free Writing Prospectus.

            (c) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 9(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

            (d) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus (other than an Issuer Free Writing Prospectus) required to be provided by it to the Company pursuant to Section 9(b) hereof did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading and that each such Free Writing Prospectus complied with Rules 164, 167, 426 and 433 under the Act; provided, however, no Underwriter makes any representation or warranty to the extent such misstatements or omissions are based upon or arise out of an untrue statement or omission in the Issuer Information supplied by the Company to such Underwriter, the Loan Seller Information or the Transaction Party Information, which information was not corrected by information subsequently supplied by the Company, the related Loan Seller or the related Transaction Party to such Underwriter prior to the sale to such investor of the Offered Certificates (including without limitation, by means of a contract of sale).

            (e) The Company agrees to file with the Commission the following:

            (i) Any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h) under the Act (each, an "Issuer Free Writing Prospectus");

            (ii) Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 9(b) hereof (but not any subsequent Free Writing Prospectus containing only information prepared by or on behalf of an Underwriter on the basis of or derived from Issuer Information previously filed);

            (iii) Any Free Writing Prospectus or portion thereof that contains a description of the final terms of the Offered Certificates, after such terms have been established for all classes in the offering; and

            (iv) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            (f) Any Free Writing Prospectus required to be filed pursuant to
Section 9(e) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) any Free Writing Prospectus or portion thereof required to be filed that contains only a description of the final terms of the Offered Certificates may be filed by the Company within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Company with the Commission not later than the later of the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or two (2) business days after the date of first use of such Free Writing Prospectus; and

            (iii) any Free Writing Prospectus required to be filed pursuant to
      Section 9(e)(iv) hereof may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four (4) business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

            (g) Each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Company pursuant to
Section 9(b)) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by such Underwriter or distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

            (h) Notwithstanding the provisions of Section 9(g) hereof, each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four (4) business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

            (i) Notwithstanding the provisions of Sections 9(e) (other than 9(e)(iii)) and 9(g) hereof, neither the Company nor any Underwriter shall be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any offering participant other than the Company, if such information is included or incorporated by reference in the Prospectus or a Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof or (C) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            (j) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by each such party shall contain the following legend:

            "The depositor filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: blake.catlett@db.com."

            (k) The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 9 for a period of three (3) years following the initial bona fide offering of the Certificates.

            (l) In the event that the Company becomes aware, at any time between the Time of Sale or any Subsequent Time of Sale and the Closing Date, that any information in an Issuer Free Writing Prospectus or any Issuer Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the other applicable Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery (except for any Underwriter that informed the Issuer of such untrue statement or omission) and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus"). In the event that, at any time between the Time of Sale or any Subsequent Time of Sale and the Closing Date, any Underwriter becomes aware that any Underwriter Free Writing Prospectus delivered thereby to an investor in any Offered Certificates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the applicable Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery (unless the Company was the party that informed such Underwriter of such untrue statement or omission) and:

            (i) The Underwriters shall, if requested by the Company:

                  (A) If the Defective Free Writing Prospectus was an
            Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus"), provided, that if an Underwriter Free Writing Prospectus and Issuer Free Writing Prospectus are both determined to be a Defective Free Writing Prospectus as a result of the same untrue statement or omission in each such document, then the Issuer shall prepare a single Corrected Free Writing Prospectus correcting both such Defective Free Writing Prospectuses;

                  (B) Either (i) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been terminated, and of such investor's rights as a result of termination of such agreement and (y) provide such investor with an opportunity to affirmatively agree in writing to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

                  (C) Comply with any other requirements for reformation of the original contract of sale with such investor, as described in
            Section IV.A.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

            (m) In the event that a Defective Free Writing Prospectus was an Issuer Free Writing Prospectus and the defective information was not Underwriter Supplied Information, Loan Seller Information or Transaction Party Information and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs.

            (n) Each Underwriter covenants with the Company that, upon reasonable request, it will make available to the Company such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of written materials concerning the Offered Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

            (o) Each Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

            10. Termination or Default by an Underwriter.

            (a) This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company prior to delivery of and payment for all Offered Certificates if prior to such time (i) trading in securities of the Company or DBS or any affiliate of either on any major securities exchange on which such securities are commonly traded shall have been suspended or limited, or (ii) trading in securities generally on the New York Stock Exchange or the over-the-counter market shall have been suspended or materially limited or minimum prices shall have been established on such exchange, or (iii) a banking moratorium shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impractical to market the Offered Certificates on the terms specified in this Agreement. In the event of a termination pursuant to this Section 10, fees and expenses of the Underwriters shall be paid by the Company pursuant to Section 7 of this Agreement.

            (b) If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, DBS, BAS and BCI (together, the "Co-Lead Underwriters") may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, but if no such arrangements are made by such Specified Delivery Date, the non-defaulting Underwriters shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to the Co-Lead Underwriters and the Company for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. In the event that, within the respective prescribed periods, the Co-Lead Underwriters have arranged for the purchase of such Certificates by other persons or the non-defaulting Underwriters become obligated to purchase such Certificates, the Co-Lead Underwriters and the Company may postpone the Specified Delivery Date for a period of not more than seven days, in order to effect whatever changes the Company and the Co-Lead Underwriters reasonably believe may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that it and the Co-Lead Underwriters reasonably believe may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 5(e) and 7 hereof shall survive the termination or cancellation of this Agreement.

            12. Obligations of GACC. GACC agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Company to perform its obligations to the Underwriters and their respective officers, directors and control persons pursuant to Section 8 hereof.

            13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to them at the addresses set forth on the cover page hereof; or, if sent to the Company will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at 60 Wall Street, New York, New York 10005,
Attention: Lainie Kaye, with a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Anna Glick, Esq.

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

            15. Applicable Law; Counterparts. This Agreement will be governed by and construed under the laws of the State of New York without regard to the conflict of law principles (other than Title 14 of Article 5 of the New York General Obligations Law). This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       DEUTSCHE MORTGAGE & ASSET RECEIVING
                                          CORPORATION


                                   By:  /s/  Jeremy A. Beard
                                      ------------------------------------------
                                      Name:   Jeremy A. Beard
                                      Title:  Vice President


                                   By:  /s/  John C. Griffin
                                      ------------------------------------------
                                      Name:   John C. Griffin
                                      Title:  Vice President



Confirmed and accepted in New York, New York as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By: /s/  Thomas R. Traynor
   ------------------------------------------
   Name:   Thomas R. Traynor
   Title:  Director


By: /s/  Christian Anderson
   ------------------------------------------
   Name:   Christian Anderson
   Title:  Vice President


BANC OF AMERICA SECURITIES LLC

By:  /s/  John S. Palmer
   ------------------------------------------
   Name:   John S. Palmer
   Title:  Vice President



BARCLAYS CAPITAL INC.

By:  /s/  Haejin Baek
   ------------------------------------------
   Name:  Haejin Baek
   Title: Managing Director


MORGAN STANLEY & CO. INCORPORATED

By:  /s/  Warren H. Friend
   ------------------------------------------
   Name:  Warren H. Friend
   Title: Managing Director

Acknowledged and agreed solely as to Section 12:

GERMAN AMERICAN CAPITAL CORPORATION

By:  /s/  Thomas R. Traynor
   ------------------------------------------
   Name:   Thomas R. Traynor
   Title:  Vice President

By:  /s/  James M. Fitzpatrick
   ------------------------------------------
   Name:  James M. Fitzpatrick
   Title: Vice President

                                    EXHIBIT A

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-130390

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

     THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED DECEMBER 4, 2006
                    MAY BE AMENDED OR COMPLETED PRIOR TO SALE

                          $3,517,157,000 (Approximate)
                                  COMM 2006-C8

                  Commercial Mortgage Pass-Through Certificates
                       German American Capital Corporation
                        Barclays Capital Real Estate Inc.
                      Bank of America, National Association
                      General Electric Capital Corporation
                       Sponsors and Mortgage Loan Sellers
                 Deutsche Mortgage & Asset Receiving Corporation
                                    Depositor

                           COMM 2006-C8 Mortgage Trust
                                 Issuing Entity

     The COMM 2006-C8 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust's assets will primarily be 176 fixed-rate mortgage loans secured by first liens on 427 commercial, multifamily and manufactured housing community properties. The COMM 2006-C8 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

     Each class of certificates will receive distributions of interest, principal or both, on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing January 10, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under "Description of the Certificates--Distributions--Subordination; Allocation of Collateral Support Deficit."

     Certain characteristics of the certificates offered in this free writing prospectus include:

                   Initial Certificate                                                                           Anticipated
                       or Notional         Approximate Initial      Assumed Final           Rated Final            Ratings
                        Balance(2)          Pass-Through Rate    Distribution Date(3)   Distribution Date(3)  Moody's/Fitch(1)
---------------------------------------------------------------------------------------------------------------------------------
Class A-1(5)      $          52,500,000           %(7)            September 10, 2011     December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-2(5)      $         501,000,000           %(7)            December 10, 2011      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-3FX(5)    $         183,750,000           %(7)            December 10, 2013      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-AB(5)     $          92,500,000           %(7)            February 10, 2016      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-4(5)      $       1,115,164,000           %(7)            December 10, 2016      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-1A(5)     $         669,280,000           %(7)            December 10, 2016      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class XP(8)        $        TBD                   %(8)                   N/A                    N/A                Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-M         $         382,207,000           %(7)            December 10, 2016      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class A-J         $         305,765,000           %(7)            December 10, 2016      December 10, 2046         Aaa/AAA
---------------------------------------------------------------------------------------------------------------------------------
Class B           $          28,665,000           %(7)            December 10, 2016      December 10, 2046         Aa1/AA+
---------------------------------------------------------------------------------------------------------------------------------
Class C           $          42,999,000           %(7)            December 10, 2016      December 10, 2046         Aa2/AA
---------------------------------------------------------------------------------------------------------------------------------
Class D           $          38,220,000           %(7)            December 10, 2016      December 10, 2046         Aa3/AA-
---------------------------------------------------------------------------------------------------------------------------------
Class E           $          23,888,000           %(7)            December 10, 2016      December 10, 2046          A1/A+
---------------------------------------------------------------------------------------------------------------------------------
Class F           $          28,666,000           %(7)            December 10, 2016      December 10, 2046          A2/A
---------------------------------------------------------------------------------------------------------------------------------
Class G           $          52,553,000           %(7)            December 10, 2016      December 10, 2046          A3/A-
---------------------------------------------------------------------------------------------------------------------------------

(Footnotes to table to begin on page S-3)

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus are truthful or complete.

      Any representation to the contrary is a criminal offense. Investing in the certificates offered in this free writing prospectus involves risks. See "Risk Factors" beginning on page S-43 of this free writing prospectus and page 12 of the prospectus.

      Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as joint bookrunning managers. Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital Inc. are acting as co-lead managers of the offering. J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as co-managers of the offering. The underwriters will offer the certificates offered in this free writing prospectus to the public in negotiated transactions at varying prices to be determined at the time of sale.

      Deutsche Bank Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are required to purchase the certificates offered in this free writing prospectus (in the amounts to be set forth in the prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this free writing prospectus approximately % of the initial aggregate certificate balance of the certificates offered in this free writing prospectus, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in the prospectus supplement to purchasers on or about December 21, 2006.

      The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: blake.catlett@db.com.

Deutsche Bank Securities                          Banc of America Securities LLC

                  Co-Bookrunning Managers and Co-Lead Managers
                                Barclays Capital
                                 Co-Lead Manager
 JPMorgan                                                         Morgan Stanley
 Co-Manager                                                           Co-Manager

                                    EXHIBIT B

December 8, 2006

UPDATE No. 1 to the CMBS New Issue Term Sheet Free Writing Prospectus dated December 4, 2006 (the "Term Sheet FWP") and the Free Writing Prospectus dated December 4, 2006, (the "December 4 FWP").

Deutsche Mortgage & Asset Receiving Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C8

COLLATERAL UPDATE

1. Loan No. 27, identified on Annex A-1 to the December 4 FWP as "Lakewood Industrial," with a balance as of the cut-off date of $36,000,000 (representing 0.94% of the initial pool balance and 1.14% of the initial loan group 1 balance as of the December 4 FWP) has been removed from the mortgage pool.

2. Loan No. 130, identified on Annex A-1 to the December 4 FWP as "Storage Outlet - Gardenia," with a balance as of the cut-off date of $6,000,000 (representing 0.16% of the initial pool balance and 0.19% of the initial loan group 1 balance as of the December 4 FWP) has been removed from the mortgage pool.

3. Loan No. 150, identified on Annex A-1 to the December 4 FWP as "The Stanley Works," with a balance as of the cut-off date of $4,360,000 (representing 0.11% of the initial pool balance and 0.14% of the initial loan group 1 balance as of the December 4 FWP) has been removed from the mortgage pool.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (registration statement file no. 333-130390) for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by e-mail to any of the following addresses: blake.catlett@db.com or chris.springer@bankofamerica.com. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement, or required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of

                                    EXHIBIT C

December 12, 2006

UPDATE No. 2 to the CMBS New Issue Term Sheet Free Writing Prospectus dated December 4, 2006 (the "Term Sheet FWP"), the Free Writing Prospectus dated December 4, 2006, (the "December 4 FWP") and the Free Writing Prospectus dated December 8, 2006 (the "December 8 FWP").

Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C8 (the "Certificates")

GENERAL UPDATE
1. J.P. Morgan Securities Inc. No Longer a Co-Manager. J.P. Morgan Securities Inc. will no longer act as a co-manager of the offering. Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital Inc. are acting as co-lead managers of the offering. Morgan Stanley & Co. Incorporated will act as co-manager of the offering.

COLLATERAL UPDATE
1. General Loan Information. Attachment A-1 to this Update contains updates and corrections to certain information with respect to the Mortgage Loans sold to the trust by German American Capital Corporation, Barclays Capital Real Estate Inc. and General Electric Capital Corporation included in Annex A-1, Annex A-2 and elsewhere in the December 4 FWP. Attachment A-2 to this Update contains updates and corrections to certain information with respect to the Mortgage Loans sold to the trust by Bank of America, National Association included in Annex A-1 and elsewhere in the December 4 FWP.

2. Summary Pool Information. Attachment B to this Update contains certain updated summary information concerning Loan Group 1, Loan Group 2 and the Mortgage Pool included in the December 4 FWP and will replace the analogous information in the final prospectus supplement.

Set forth below is some additional information with regards to the Mortgage Pool, Loan Group 1 and Loan Group 2: Collateral 173 loans/413 properties/$3,775,704,017 cut-off date balance Loan Sellers: German American Capital Corporation (47.58%), Barclays Capital Real Estate Inc. (19.52%), Bank of America, National Association (17.88%), General Electric Capital Corporation (15.03%).

Property types (by allocated loan amount): Retail 28.73%, Office 22.11%, Multifamily 21.05%, Hotel 11.07%, Self-Storage 7.66%, Manufactured Housing 5.47%, Industrial 3.50%, Mixed Use 0.33%, Land 0.08%. Geographic (by allocated loan amount): Texas 13.39%, Minnesota 10.99%, New York 10.68%, California 9.05% (So. California 3.01%, No. California 6.03%), Florida 7.72%, No others >5%.

DSCR/LTV (Weighted Average): 1.40x/71.09%
Mortgage Rate (Weighted Average): 5.8931%
Inv. Grade: 5.54% of pool
Top 10%: 36.31% of pool

3. First City Tower Loan Combination Split Loan Disclosure. The following paragraph will replace the section "Description of the Mortgage Pool?Split Loan Structures?Rights of the Holder of the First City Tower B Loan?Cure Rights" contained on pages S-129 to S-130 of the December 4 FWP in its entirety: "Cure Rights. In the event that a monetary event of default exists under the First City Tower Loan Combination or in any non-monetary event of default with respect to the First City Tower Loan Combination exists and is continuing, the First City Tower B Loan Holder will generally have the right to cure such event of default. In the event that the borrower fails to make any payment of principal or interest on the First City Tower Loan Combination, resulting in a

                                    EXHIBIT D

December 13, 2006

UPDATE No. 3 to the CMBS New Issue Term Sheet Free Writing Prospectus dated December 4, 2006 (the "Term Sheet FWP"), the Free Writing Prospectus dated December 4, 2006, (the "December 4 FWP"), the Free Writing Prospectus dated December 8, 2006 (the "December 8 FWP") and the Free Writing Prospectus dated December 12, 2006 (the "December 12 FWP").

Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C8 (the "Certificates")

COLLATERAL UPDATE

With respect to Loan No. 54, identified as "Northpoint Business Center" on Annex
 A-1 to the December 4 FWP, the prepayment string should be L(0), YM1(24), DorYM1(89), O(7). In the final prospectus supplement, for modeling assumptions and numerical classification purposes, this loan will be characterized as a "Yield Maintenance Loan."

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (registration statement file no. 333-130390) for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by e-mail to any of the following addresses: blake.catlett@db.com or chris.springer@bankofamerica.com.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement, or required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquentor defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in

                                    EXHIBIT E

*PUBLICS PRICING INFO*
COMM 2006-C8 - NEW ISSUE $3.78B FIXED RATE CONDUIT CMBS
COMM COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C8

Class   Rating (M/F)Size (MM)  WAL    Px Spd  Coupon    Px         Yield
A-1     Aaa/AAA      52.50    3.01    S+16    5.108%    99.999%    5.116%
A-2A    Aaa/AAA     100.00    4.72    S+30    5.219%    99.997%    5.245%
A-2B    Aaa/AAA     366.00    4.86    S+21    5.248%    100.499%   5.156%
A-3     Aaa/AAA     244.50    6.80    S+28    5.308%    100.497%   5.255%
A-4     Aaa/AAA    1118.21    9.82    S+25    5.306%    100.498%   5.281%
A-AB    Aaa/AAA      92.50    7.29    S+26    5.291%    100.499%   5.243%
A1-A    Aaa/AAA     669.28    ** NOT AVAILABLE **
AM      Aaa/AAA     377.57    9.97    S+29    5.347%    100.495%   5.324%
AJ      Aaa/AAA     302.06    9.97    S+32    5.377%    100.498%   5.354%
B       Aa1/AA+      28.32    9.97    S+38    5.436%    100.498%   5.414%
C       Aa2/AA       42.48    9.97    S+40    5.455%    100.492%   5.434%
D       Aa3/AA-      37.76    9.97    S+44    5.495%    100.497%   5.474%
E       A1/A+        23.60    9.97    S+46    5.515%    100.499%   5.494%
F       A2/A         28.32   10.02    S+48    5.535%    100.497%   5.515%
G       A3/A-        51.92   10.05    S+54    5.594%    100.493%   5.575%
XP      Aaa/AAA    3,698.5**  5.54    T+75    0.505%      2.701%   5.290%

**xp proceeds ~99.9mm
SETTLEMENT:         12/21/06
1ST PMT DATE:       1/10/06


THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") (REGISTRATION STATEMENT FILE NO. 333-125499) FOR THE NEW OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING TRUST AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-503-4611 OR BY E-MAIL TO ANY OF THE FOLLOWING ADDRESSES: BLAKE.CATLETT@DB.COM OR CHRIS.SPRINGER@BANKOFAMERICA.COM. THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, OR REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY, AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE

                                   SCHEDULE I

Underwriting Agreement, dated December 13, 2006.

Title and Description of Offered Certificates: COMM 2006-C8 Commercial Mortgage Pass-Through Certificates

                 Initial Aggregate
                Principal Amount or                   Initial
  Class         Notional Balance of    Purchase     Pass-Through
Designation            Class           Price (1)         Rate       Ratings (2)
-----------     -------------------   ----------    -------------   ------------
Class A-1           $52,500,000            99.998747%  5.108%        AAA/Aaa
Class A-2A         $100,000,000            99.997365%  5.219%        AAA/Aaa
Class A-2B         $366,000,000           100.498866%  5.248%        AAA/Aaa
Class A-3          $244,500,000           100.496722%  5.308%        AAA/Aaa
Class A-AB          $92,500,000           100.498708%  5.291%        AAA/Aaa
Class A-4        $1,118,212,000           100.498412%  5.306%        AAA/Aaa
Class A-1A         $669,280,000           100.496126%  5.292%        AAA/Aaa
Class XP         $3,698,510,000             2.700776%  0.505%        AAA/aaa
Class A-M          $377,571,000           100.494995%  5.347%        AAA/Aaa
Class A-J          $302,056,000           100.498436%  5.377%        AAA/Aaa
Class B             $28,318,000           100.497680%  5.436%        AA+/Aa1
Class C             $42,476,000           100.492330%  5.455%        AA/Aa2
Class D             $37,758,000           100.497027%  5.495%        AA-/Aa3
Class E             $23,598,000           100.499385%  5.515%         A+/A1
Class F             $28,317,000           100.496968%  5.535%         A/A2
Class G             $51,916,000           100.493171%  5.594%         A-/A3


------------

(1) Expressed as a percentage of the aggregate stated amount of the relevant class of Offered Certificates to be purchased.

(2)   By each of Moody's Investors Service Inc. and Fitch, Inc.

Closing Time, Date and Location: 10:00 A.M. on December 21, 2006 at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281.

Issuance and Delivery of Certificates: The Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company.

                                     Banc of                     Morgan Stanley
               Deutsche Bank         America        Barclays          & Co.
  Class       Securities, Inc.   Securities LLC   Capital Inc.    Incorporated
----------    ----------------   --------------   ------------    ------------
Class A-1       $35,000,000        $17,500,000         $0              $0
Class A-2A      $66,666,667        $33,333,333         $0              $0
Class A-2B     $244,000,000       $122,000,000         $0              $0
Class A-3      $163,000,000        $81,500,000         $0              $0
Class A-4      $745,474,667       $372,737,333         $0              $0
Class A-AB      $61,666,667        $30,833,333         $0              $0
Class A-1A     $446,186,667       $223,093,333         $0              $0
Class A-M      $251,714,000       $125,857,000         $0              $0
Class A-J      $201,370,667       $100,685,333         $0              $0
Class B         $18,878,667         $9,439,333         $0              $0
Class C         $28,317,333        $14,158,667         $0              $0
Class D         $25,172,000        $12,586,000         $0              $0
Class E         $15,732,000         $7,866,000         $0              $0
Class F         $18,878,000         $9,439,000         $0              $0
Class G         $34,610,667        $17,305,333         $0              $0